Exhibit 23.2

March 20, 2007


Board of Directors
On The Go Healthcare, Inc.
85 Corstate Avenue
Unit #1
Concord, Ontario
L4K 4Y2

Dear Sirs:

This letter is to constitute our consent to include the Report of Independent Public Accounting Firm of Infinity Technologies Inc. dated September 16, 2005 for the years ended December 31, 2004 and December 31, 2003 in the Registration Statement filed on Form SB-2 contemporaneously herewith and subject to any required amendments thereto.


Yours very truly,

DANZIGER HOCHMAN PARTNERS LLP


/s/Brian Hochman
-------------------------
Brian Hochman

DANZIGER HOCHMAN PARTNERS LLP
Chartered Accountants